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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 14, 2014, in the Registration Statement (Form S-1) and related Prospectus of Rhythm Holding Company, LLC dated August 27, 2014.

/s/ Ernst & Young LLP

Boston, Massachusetts
August 27, 2014

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  Exhibit 23.1